Exhibit 99.1

UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

On January 25, 2021, NCR Corporation, a Maryland corporation (“NCR” or the “Company”), Cardtronics plc, a public limited company incorporated under the laws of England and Wales (“Cardtronics”) and solely for purposes of Section 8.2, Section 8.4 and Article IX of the Cardtronics Acquisition Agreement (as defined below), Cardtronics USA, Inc. a corporation incorporated in Delaware and a wholly owned subsidiary of Cardtronics , entered into an Acquisition Agreement (the “Cardtronics Acquisition Agreement”), pursuant to which the Company has agreed to acquire Cardtronics by means of a court-sanctioned scheme of arrangement under Part 26 of the U.K. Companies Act of 2006 for $39.00 per share, subject to the terms and conditions of the Cardtronics Acquisition Agreement (such transaction, the “Cardtronics Acquisition”). The board of directors of the Company has unanimously approved the Cardtronics Acquisition Agreement and the transactions completed thereby, including the Cardtronics Acquisition.

The following unaudited pro forma combined financial information (the “Pro Forma Financial Statements”) give effect to the Cardtronics Acquisition, which will be accounted for using the acquisition method of accounting with NCR identified as the accounting acquirer. Under the acquisition method of accounting, NCR will record assets acquired and liabilities assumed from Cardtronics at their respective acquisition date fair values on the closing date of the Cardtronics Acquisition.

The Pro Forma Financial Statements have been prepared from the respective historical consolidated financial statements of NCR and Cardtronics, adjusted to give effect to the Cardtronics Acquisition. The unaudited pro forma combined balance sheet (the “Pro Forma Balance Sheet”) combines the historical consolidated balance sheets of NCR and Cardtronics as of December 31, 2020, giving effect to the Cardtronics Acquisition as if it had been completed on December 31, 2020. The unaudited pro forma combined statements of operations (the “Pro Forma Statement of Operations”) for the year ended December 31, 2020, combines the historical consolidated statements of operations of NCR and Cardtronics, giving effect to the Cardtronics Acquisition as if it had been completed on January 1, 2020. The Pro Forma Financial Statements contain certain reclassification adjustments to conform the historical Cardtronics financial statement presentation to NCR’s financial statement presentation.

The Pro Forma Financial Statements are presented to reflect the Cardtronics Acquisition and the expected financing arrangements of the Company in connection therewith and do not represent what NCR’s financial position or results of operations would have been had the Cardtronics Acquisition occurred on the dates noted above, nor do they project the financial position or results of operations of the combined company following the Cardtronics Acquisition. The Pro Forma Financial Statements are intended to provide information about the continuing impact of the Cardtronics Acquisition as if it had been consummated earlier. The pro forma adjustments are based on available information as of the date hereof and certain assumptions that management believes are factually supportable and are expected to have a continuing impact on NCR’s results of operations with the exception of certain non-recurring charges to be incurred in connection with the Cardtronics Acquisition, as further described below. In the opinion of management, all material adjustments necessary to present fairly the Pro Forma Financial Statements have been made.

NCR and Cardtronics anticipate that certain non-recurring charges will be incurred in connection with the Cardtronics Acquisition, the substantial majority of which will consist of fees paid to financial, legal and accounting advisors, and certain bank-related fees. Any such charge could affect the future results of the post-acquisition company in the period in which such charges are incurred; however, these costs are not expected to be incurred in any period beyond twelve months from the closing date of the Cardtronics Acquisition. Accordingly, the Pro Forma Statement of Operations for the year ended December 31, 2020 reflects the effects of these non-recurring charges, which are not included in the historical balance sheets of NCR or Cardtronics as of December 30, 2020.

While the Pro Forma Financial Statements do not include the realization of any cost savings from operating efficiencies, synergies or other restructuring activities which might result from the Cardtronics Cardtronics Acquisition, management’s estimates of certain cost savings to be realized following closing of the Cardtronics Acquisition are illustrated in Note 7 to the Pro Forma Financial Statements. Further, there may be additional charges related to other integration activities resulting from the Cardtronics Acquisition, the timing, nature and amount of which management cannot identify as of the date hereof, and thus, such charges are not reflected in the Pro Forma Financial Statements.

As of the date hereof, NCR has used currently available information to determine preliminary fair value estimates for the Cardtronics Acquisition consideration and its allocation to the Cardtronics tangible assets and identifiable intangible assets acquired and liabilities assumed. Until the Cardtronics Acquisition is completed, NCR and Cardtronics are limited in their ability to share certain information. Therefore, NCR estimated the fair value of Cardtronics’ assets and liabilities based on reviews of Cardtronics’ annual report on Form 10-K for the year ended December 31, 2020, certain discussions with Cardtronics’ management, other due diligence procedures and based on past similar acquisitions which NCR believes were most relevant. The assumptions and estimates used to determine the preliminary purchase price allocation and fair value adjustments are described in the notes accompanying the Pro Forma Financial Statements.

The final determination of the fair value of Cardtronics’ assets and liabilities will be based on the actual net tangible and intangible assets of Cardtronics that exist as of the closing date of the Cardtronics Acquisition and, therefore, cannot be made prior to the completion of the Cardtronics Acquisition.

As a result of the foregoing, the transaction accounting adjustments are preliminary and subject to change as additional information becomes available and additional analysis is performed. The preliminary transaction accounting adjustments have been made solely for the purpose of providing the Pro Forma Financial Statements presented below. Any increases or decreases in the fair value of assets acquired and liabilities assumed upon completion of the final valuation will result in adjustments to the Pro Forma Balance Sheet and if applicable, the Pro Forma Statement of Operations. The final purchase price allocation may be materially different than that reflected in the preliminary purchase price allocation presented herein.

The Pro Forma Financial Statements have been developed from and should be read in conjunction with the separate historical consolidated financial statements and related notes thereto in each of NCR’s and Cardtronics’ respective annual report on Form 10-K for the year ended December 31, 2020.

NCR CORPORATION

UNAUDITED PRO FORMA COMBINED BALANCE SHEET

As of December 31, 2020

	Historical		Transaction Accounting Adjustments
(in millions, except per share amounts)	NCR	Cardtronics	Reclassification Adjustments (Note 5)	Pro Forma Adjustments (Note 6)		Pro Forma Combined
Assets
Current assets
Cash and cash equivalents	$338	$174	$—	$—		$512
Accounts receivable, net	1,117	90	—	(6)	6(a)	1,201
Inventories	601	7	—	—		608
Restricted cash	—	137	59	—		196
Other current assets	422	54	(59)	(2)	6(b)	415

Total current assets	2,478	462	—	(8)		2,932

Property, plant and equipment, net	373	430	—	(34)	6(c)	769
Goodwill	2,837	759	—	809	6(d)	4,405
Intangibles, net	532	85	—	831	6(e)	1,448
Operating lease assets	344	60	—	—		404
Prepaid pension cost	199	—	—	—		199
Deferred income taxes	965	17	—	(173)	6(g)	809
Other assets	686	18	—	(4)	6(b)	700

Total assets	$8,414	$1,831	$—	$1,421		$11,666

Liabilities and stockholders’ equity
Current liabilities
Short-term borrowings	$8	$5	$—	$108	6(h)	$121
Accounts payable	632	40	—	(3)	6(a)	669
Payroll and benefits liabilities	268	—	19	—		287
Deferred service revenue and customer deposits	507	—	—	—		507
Current portion of other long term liabilities	—	65	(65)	—		—
Accrued liabilities	—	366	(366)	—		—
Other current liabilities	673	—	412	62	6(a), 6(f), 6(h)	1,147

Total current liabilities	2,088	476	—	167		2,731

Long-term debt	3,270	773		1,743		5,786
Pension and indemnity plan liabilities	851	—	—	—		851
Postretirement and postemployment benefits liabilities	120	—	—	—		120
Asset retirement obligations	—	57	(57)	—		—

	Historical		Transaction Accounting Adjustments
(in millions, except per share amounts)	NCR	Cardtronics	Reclassification Adjustments (Note 5)	Pro Forma Adjustments (Note 6)		Pro Forma Combined
Income tax accruals	102	—	—	—		102
Deferred tax liabilities, net	—	51	(51)	—		—
Operating lease liabilities	325	57	—	—		382
Other liabilities	334	38	108	(50)	6(g)	430

Total liabilities	7,090	1,452	—	1,860		10,402

Commitments and Contingencies
Series A convertible preferred stock	273	—	—	—		273
Stockholders’ equity
Stockholders’ equity
Preferred stock	—	—	—	—		—
Common stock	1	—	—	—		1
Paid-in capital	368	343	—	(318)	6(j)	393
Retained earnings	950	130	—	(215)	6(i)	865
Accumulated other comprehensive loss	(271)	(94)	—	94	6(k)	(271)

Total stockholders’ equity	1,048	379	—	(439)		988
Noncontrolling interests in subsidiaries	3	—	—	—		3

Total stockholders’ equity	1,051	379	—	(439)		991

Total liabilities and stockholders’ equity	$8,414	$1,831	$—	$1,421		$11,666

NCR CORPORATION

UNAUDITED PRO FORMA COMBINED STATEMENTS OF OPERATIONS

For the year ended December 31, 2020

	Historical		Transaction Accounting Adjustments
(in millions, except per share amounts)	NCR	Cardtronics	Reclassification Adjustments (Note 5)	Pro Forma Adjustments (Note 6)		Pro Forma Combined
Product revenue	$2,005	$—	$53	$(54)	6(l)	$2,004
Service revenue	4,202	—	1,041	(37)	6(l)	5,206
ATM operating revenue	—	1,041	(1,041)	—		—
ATM product sales and other revenues	—	53	(53)	—		—

Total revenue	6,207	1,094	—	(91)		7,210

Cost of products	1,733	—	40	(45)	6(l)	1,728
Cost of services	2,950	—	754	18	6(l), 6(m), 6(o)	3,722
Cost of ATM operating revenue	—	653	(653)	—		—
Cost of ATM product sales and other revenues	—	40	(40)	—		—
Selling, general and administrative expenses	1,051	160	54	146	6(m), 6(n), 6(o), 6(p), 6(r)	1,411
Research and development expenses	234	—	—	—		234
Asset impairment charges	18	4	(4)	—		18
Restructuring charges	—	9	(9)	—		—
Acquisition related expenses	—	9	(9)	—		—
Depreciation and accretion expense	—	133	(133)	—		—
Amortization of intangible assets	—	32	—	(32)	6(m)	—

Total operating expenses	5,986	1,040	—	87		7,113

Income from operations	221	54	—	(178)		97

Loss on extinguishment of debt	(20)	(3)	—	—		(23)
Interest expense	(218)	(37)	(12)	(56)	6(q)	(323)
Amortization of deferred financing costs and note discount	—	(12)	12	—		—
Other income (expense), net	(42)	18	—	(17)	6(r)	(41)

Income (loss) from continuing operations before income taxes	(59)	20	—	(251)		(290)
Income tax expense (benefit)	(53)	1		(44)	6(s)	(96)

Income (loss) from continuing operations	(6)	19	—	(207)		(194)
Loss from discontinued operations, net of tax	(72)	—	—	—		(72)

Net income (loss)	(78)	19	—	(207)		(266)
Net income attributable to noncontrolling interests	1	—	—	—		1

Net income (loss) attributable to NCR	$(79)	$19	$—	$(207)		$(267)

Amounts attributable to NCR common stockholders:
Income (loss) from continuing operations	$(7)					$(195)
Series A preferred stock dividends	(31)					(31)

Income (loss) from continuing operations attributable to NCR	(38)					(226)

Loss from discontinued operations, net of tax	(72)		(72)

Net income (loss) attributable to NCR	$(110)		$(298)

Income (loss) per common share from continuing operations
Basic	$(0.30)	$0.43	$(1.76)

Diluted	$(0.30)	$0.42	$(1.76)

Net income (loss) per common share
Basic	$(0.86)	$0.43	$(2.32)

Diluted	$(0.86)	$0.42	$(2.32)

Weighted average common shares outstanding
Basic	128.4	44.5	128.4
Diluted	128.4	45.4	128.4

NCR CORPORATION

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

1.     DESCRIPTION OF THE TRANSACTION

On January 25, 2021, NCR Corporation, a Maryland corporation (“NCR” or the “Company”), Cardtronics plc, a public limited company incorporated under the laws of England and Wales (“Cardtronics”) and solely for purposes of Section 8.2, Section 8.4 and Article IX of the Cardtronics Acquisition Agreement (as defined below), Cardtronics USA, Inc. a corporation incorporated in Delaware and a wholly owned subsidiary of Cardtronics, entered into an Acquisition Agreement (the “Cardtronics Acquisition Agreement”), pursuant to which the Company has agreed to acquire Cardtronics by means of a court-sanctioned scheme of arrangement under Part 26 of the U.K. Companies Act of 2006 for $39.00 per share, subject to the terms and conditions of the Cardtronics Acquisition Agreement (such transaction, the “Cardtronics Acquisition”). The board of directors of the Company has unanimously approved the Cardtronics Acquisition Agreement and the transactions completed thereby, including the Cardtronics Acquisition.

NCR and Cardtronics currently expect the Cardtronics Acquisition to close in mid-2021, subject to the satisfaction of certain regulatory approvals and other customary closing conditions. There can be no assurance the Cardtronics Acquisition will close as expected or at all.

2.     DESCRIPTION OF THE DEBT FINANCING

In connection with the Cardtronics Acquisition, on February 16, 2021, the Company entered into (a) a second amended and restated commitment letter (the “Commitment Letter”), with certain financial institutions party thereto (the “Commitment Parties”), (b) an incremental term loan A facility agreement (the “Incremental Term Agreement”) with certain financial institutions party thereto as lenders (the “Term Loan A Lenders”), JPMorgan Chase Bank, N.A., as administrative agent (the “Administrative Agent”), and NCR International, Inc, (the “Guarantor Subsidiary”) and (c) an incremental revolving facility agreement (the “Incremental Revolving Agreement”) with certain financial institutions party thereto as lenders (the “Revolving Credit Lenders”), the Administrative Agent, the Guarantor Subsidiary and certain of the foreign subsidiaries (the “Foreign Borrowers”).

Pursuant to the Commitment Letter, the Commitment Parties (or lending affiliates thereof) have committed to provide a senior secured incremental term loan B facility under the Company’s existing senior secured credit facilities, in an aggregate principal amount of $195 million (as such amount may be adjusted pursuant to the terms of the Commitment Letter) (the “Term Loan B Facility”). Pursuant to the Incremental Term Agreement, the Term A Lenders have committed to provide senior secured incremental term loan A facilities under the Company’s existing senior secured credit facilities, in an aggregate principal amount of up to $1,505 million (the “Term Loan A Facilities”). The Term Loan B Facility and the Term Loan A Facilities will be available to the Company subject to certain conditions precedent, including, among other things, the closing of the Cardtronics Acquisition. Pursuant to the Incremental Term Agreement, $200 million of the Term Loan A Facilities will convert into revolving credit commitments under the Senior Secured Credit Facilities, and the revolving credit commitments thereunder will increase by an equal amount (the “Additional Revolving Commitments”), on the date that is three business days after the closing of the initial funding of the Term Loan A Facilities (or such other date that is acceptable to the Administrative Agent), subject to the satisfaction of certain conditions precedent, including repayment in full of the portion of the Term Loan A Facilities to be converted into Additional Revolving Commitments and customary conditions for borrowings of loans under the New Revolving Credit Facility (as defined herein).

Pursuant to the Incremental Revolving Agreement, the Revolving Credit Lenders have committed to provide the Company and the Foreign Borrowers with a $1,100 million revolving credit facility (the “New

NCR CORPORATION

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

Revolving Credit Facility”) under the Senior Secured Credit Facilities to replace the Company’s existing revolving credit facility, which will be available to the Company upon the satisfaction of certain customary conditions precedent, including, among other things, the closing of the Cardtronics Acquisition, and subject to increase in connection with the conversion of a portion of the Term Loan A Facilities into Additional Revolving Commitments (as described above).

3.    BASIS OF PRESENTATION

The NCR and Cardtronics historical financial information have been derived from each respective company’s historical audited financial statements for the year ended December 31, 2020. Certain of Cardtronics’ historical amounts have been reclassified to conform to NCR’s financial statement presentation, as discussed further in Note 5. The Pro Forma Financial Statements should be read in conjunction with NCR’s and Cardtronics’ historical consolidated financial statements and the notes thereto included in their respective Annual Reports on Form 10-K for the year ended December 31, 2020, which have been incorporated by reference into this report. The Pro Forma Balance Sheet gives effect to the Cardtronics Acquisition as if it had been completed on December 31, 2020. The Pro Forma Statement of Operations give effect to the Cardtronics Acquisition as if it had been completed on January 1, 2020.

The transaction accounting adjustments are described in the accompanying notes to the Pro Forma Financial Statements. In the opinion of NCR’s management, based on reviews of Cardtronics’ annual report on Form 10-K for the year ended December 31, 2020, certain discussions with Cardtronics’ management, other due diligence procedures and based on past similar acquisitions which NCR believes were most relevant, all material adjustments have been made that are necessary to present fairly, in accordance with Article 11 of Regulation S-X of the SEC, the Pro Forma Financial Statements.

The Pro Forma Financial Statements were prepared using the acquisition method of accounting in accordance with Accounting Standards Codification 805, Business Combinations (“ASC 805”), with NCR as the accounting acquirer, using the fair value concepts defined in Accounting Standards Codification 820 Fair Value Measurement, and based on the historical consolidated financial statements of NCR and Cardtronics. Under ASC 805, all assets acquired and liabilities assumed in a business combination are recognized and measured at their assumed acquisition date fair value, while transaction costs and restructuring costs associated with the business combination are expensed as incurred. The excess of purchase price consideration over the fair value of assets acquired and liabilities assumed, if any, is allocated to goodwill.

The allocation of the purchase price consideration depends upon certain estimates and assumptions, all of which are preliminary. The allocation of the purchase price consideration has been made for the purpose of developing the Pro Forma Financial Statements. NCR estimated the fair value of Cardtronics’ assets and liabilities based on reviews of Cardtronics’ annual report on Form 10-K for the year ended December 31, 2020, certain discussions with Cardtronics’ management, other due diligence procedures and based on past similar acquisitions which NCR believes were most relevant. A final determination of fair values of assets acquired and liabilities assumed relating to the Cardtronics Acquisition could differ materially from the preliminary allocation of the purchase price consideration. This final valuation will be based on the actual net tangible and intangible assets of Cardtronics existing at the closing date of the Cardtronics Acquisition. The final valuation may materially change the allocation of purchase price consideration, which could materially affect the fair values assigned to the assets and liabilities and could result in a material change to the Pro Forma Financial Statements.

Upon completion of the Cardtronics Acquisition, NCR will perform a comprehensive review of Cardtronics’ accounting policies. As a result of the review, NCR may identify differences between the

NCR CORPORATION

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

accounting policies of the two companies, which when conformed, could have a material impact on the Pro Forma Financial Statements. Based on a preliminary analysis, NCR did not identify any differences that would have a material impact on the Pro Forma Financial Statements. As a result, the Pro Forma Financial Statements assume there are no differences in accounting policies.

The Pro Forma Financial Statements are for illustrative purposes only and is not necessarily indicative of the financial position or results of operations that would have been realized if the Cardtronics Acquisition had been completed on the dates indicated, nor is it indicative of future operating results or financial position. The Pro Forma Financial Statements do not reflect any cost savings, operating synergies or revenue enhancements that the combined company may achieve as a result of the Cardtronics Acquisition, the costs to integrate the operations of NCR and Cardtronics or the costs necessary to achieve these cost savings, operating synergies and revenue enhancements.

4.     PRELIMINARY ACQUISITION ACCOUNTING

Preliminary purchase price consideration. The following table presents the preliminary purchase price consideration:

In millions
Estimated cash paid for outstanding shares of Cardtronics (1)	$1,761
Estimated cash paid for certain outstanding equity awards of Cardtronics (2)	6
Estimated replacement equity awards issued for certain outstanding equity awards of Cardtronics (3)	25
Estimated cash paid to settle the outstanding debt of Cardtronics (4)	809
Cash paid on behalf of Cardtronics for contract termination penalty	36
Settlement of estimated pre-existing relationships between NCR & Cardtronics	6

Estimated purchase price consideration	$2,643

(1)	The cash component of the preliminary purchase price consideration is determined based on 100% of the outstanding Cardtronics shares being exchanged for the per share cash amount of $39.00.

In millions, except per share amounts	Shares	Per Share	Total
Cardtronics shares outstanding as of February 25, 2021	45.16	$39.00	$1,761

(2)	Estimated cash consideration for the settlement of certain outstanding vested equity awards which will be paid out on the closing date of the Cardtronics Acquisition.
(3)

Estimated consideration for replacement of certain outstanding equity awards of Cardtronics. Certain outstanding equity awards will be replaced by NCR’s equity awards with similar terms. A portion of the fair value of NCR’s equity awards issued represents consideration transferred, while a portion represents compensation expense based on the vesting terms of the equity awards.

NCR CORPORATION

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

(4)	The estimated cash paid to settle the outstanding the debt of Cardtronics consists of the following components:

In millions
Estimated cash paid to settle the term loan facility of Cardtronics	$498
Estimated cash paid to settle the senior unsecured notes of Cardtronics	300
Estimated call premium on extinguishment of senior unsecured notes of Cardtronics	8
Estimated cash paid to settle the accrued and unpaid interest of the term loan facility and senior unsecured notes	3

Total estimated cash paid to settle the outstanding debt of Cardtronics	$809

Preliminary purchase price allocation. The following table presents the preliminary purchase price allocation of the assets acquired and the liabilities assumed in the Cardtronics Acquisition as of December 31, 2020, using currently available information:

In millions
Assets acquired
Cash and cash equivalents	$174
Accounts receivable	90
Inventory	7
Restricted cash	137
Other current assets	52
Property, plant and equipment	396
Right of use assets - operating leases	60
Deferred income tax assets	17
Acquired goodwill	1,568
Acquired intangible assets other than goodwill	916
Other non-current assets	14

$3,431

Liabilities assumed
Accounts payable	$37
Accrued liabilities	360
Current portion of long-term liabilities	65
Asset retirement obligations	57
Long term lease liability - Operating leases	57
Deferred income tax liabilities	174
Other non-current liabilities	38

$788

Estimated purchase price consideration	$2,643

Goodwill represents the future economic benefits arising from other assets acquired that could not be individually separately recognized. The goodwill arising from the Cardtronics Acquisition consists of revenue and cost synergies expected from combining the operations of NCR and Cardtronics. It is expected that none of the goodwill recognized in connection with the Cardtronics Acquisition will be deductible for tax purposes.

NCR CORPORATION

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

Preliminary identifiable intangible assets in the unaudited pro forma combined financial information consist of the following:

	Preliminary Fair Value	Estimated Average Lives Amortization Period
	(In millions)	(In years)
Merchant & Bank Branding/Customer Relationships	$586	8 years
Technology	275	5 years
Tradenames	46	2 years
Noncompete agreements	9	2 years

Total estimated acquired intangible assets	$916

The identifiable intangible assets and related amortization are preliminary and are based on management’s estimates after consideration of similar transactions. As discussed above, the amount that will ultimately be allocated to identifiable intangible assets, and the related amount of amortization, may differ materially from this preliminary allocation. In addition, the periods the amortization impacts will ultimately be based upon the periods in which the associated economic benefits or detriments are expected to be derived, or where appropriate, based on the assumption using a straight-line method. Therefore, the amount of amortization may differ significantly between periods based upon the final value assigned and amortization period and methodology used for each identifiable intangible asset and liability.

5.     RECLASSIFICATION ADJUSTMENTS

The reclassification adjustments to the Pro Forma Balance Sheet as of December 31, 2020 are as follows:

•	Reclassification of $59 million from Other current assets to Restricted cash

•	Reclassification of $65 million from Current portion of long term liabilities to Other current liabilities

•	Reclassification of $366 million from Accrued liabilities to Other current liabilities

•	Reclassification of $57 million from Asset retirement obligations to Other liabilities

•	Reclassification of $51 million from Deferred tax liabilities, net to Other liabilities

•	Reclassification of $19 million from Other current liabilities to Payroll and benefits liabilities

The reclassification adjustments to the Pro Forma Statement of Operations for the year ended December 31, 2020 are as follows:

•	Reclassification of $1,041 million from ATM operating revenue to Service revenue

•	Reclassification of $53 million from ATM product sales and other revenue to Product revenue

•	Reclassification of $653 million from Cost of ATM operating revenue to Cost of services

•	Reclassification of $40 million from Cost of ATM product sales and other revenue to Cost of products

•	Reclassification of $101 million from Depreciation and accretion expense to Cost of Services

•	Reclassification of $32 million from Depreciation and accretion expense to Selling, general and administrative expenses

•	Reclassification of $4 million from Asset impairment charges to Selling, general and administrative expenses

NCR CORPORATION

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

•	Reclassification of $9 million from Restructuring charges to Selling, general and administrative expenses

•	Reclassification of $9 million from Acquisition related charges to Selling, general and administrative expenses

•	Reclassification of $12 million from Amortization of deferred financing costs and note discount to Interest expense

6.    PRO FORMA ADJUSTMENTS

The pro forma adjustments to the Pro Forma Balance Sheet as of December 31, 2020 are as follows:

(a)	Reflects the elimination of outstanding accounts receivable and accounts payable balances between NCR and Cardtronics.

In millions	Balance sheet location	Adjustment
Elimination of amounts due from Cardtronics	Accounts receivable, net	$(6)
Elimination of amounts due to NCR	Accounts payable	$(3)
Elimination of amounts due to NCR	Other current liabilities	$(3)

(b)	Reflects the preliminary purchase accounting adjustment to remove the current and non-current deferred sales commissions balances from other current assets and other assets.

(c)	Reflects the elimination of Cardtronics’ software capitalization balances from property, plant and equipment, net.

(d)

Reflects the elimination of Cardtronics’ goodwill and the recognition of the preliminary estimate of goodwill for the estimated purchase price consideration in excess of the fair value of the net assets acquired. Refer to Note 4 for additional information on the goodwill expected to be recognized.

In millions	Adjustment
Elimination of Cardtronics’ goodwill	$(759)
Preliminary estimate of goodwill from the Cardtronics Acquisition	1,568

Net adjustment to goodwill	$809

(e)

Reflects the preliminary purchase accounting adjustment for estimated intangible assets based on the acquisition method of accounting. Refer to Note 4 for additional information on the acquired intangible assets expected to be recognized.

In millions	Adjustment
Elimination of Cardtronics’ intangible assets	$(85)
Preliminary estimate for intangible assets from the Cardtronics Acquisition	916

Net adjustment to intangible assets	$831

(f)	Reflects the accrual of the estimated transaction costs of $68 million expected to be incurred by NCR and Cardtronics related to the Cardtronics Acquisition.

NCR CORPORATION

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

(g)

Reflects the origination of deferred tax balances resulting from the preliminary purchase accounting adjustments based on applicable statutory tax rates for jurisdictions associated with the respective estimated purchase price allocation. The estimate of deferred tax liability is preliminary and is subject to change based upon NCR’s final determination of the fair value of assets acquired and liabilities assumed, by jurisdiction including the final allocation across such legal entities and related jurisdictions.

In millions	Adjustment
Adjustment for presentation of deferred tax balances	$(50)
Deferred tax liability originating from preliminary purchase price accounting adjustments	(123)

Net adjustment to deferred tax assets	$(173)

Adjustment for presentation of deferred tax balances	$(50)

Net adjustment to other liabilities	$(50)

(h)

Reflects the new debt financing of the Cardtronics Acquisition as described in Note 2, the payment of the financing fees and elimination of Cardtronics’ historical debt and related debt financing fees:

In millions	Adjustment
Elimination of Cardtronics’ historical short term borrowings balance	$(5)
Current portion of bridge facility and senior unsecured term loan facilities	113

Net adjustment to short term borrowings	$108

Bridge facility	$1,000
Senior secured term loan facilities	1,505
Senior secured revolving credit facility	159
Current portion of bridge facility and senior unsecured term loan facilities	(113)
Estimate of new deferred financing fees	(35)
Elimination of Cardtronics’ historical long-term debt balance	(773)

Net adjustment to long term debt	$1,743

Additionally, there was an adjustment to reflect to elimination of Cardtronics’ historical balance of accrued interest of $3 million from other current liabilities.

(i)

Reflects the impact to retained earnings for the accrual of the estimated transaction costs related to the Cardtronics Acquisition described in (f) above and bank-related fees as well as the elimination of Cardtronics’ historical retained earnings

In millions	Adjustment
Estimated transaction costs	$(68)
Estimated bank-related fees	(17)
Elimination of Cardtronics’ retained earnings	(130)

Net adjustment to retained earnings	$(215)

NCR CORPORATION

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

(j)	Reflects the elimination of Cardtronics’ historical paid in capital and record paid in capital for the pre-combination stock compensation expense related to the replacement awards.

In millions	Adjustment
Pre-combination stock compensation expense related to replacement awards	$25
Elimination of Cardtronics’ paid in capital	(343)

Net adjustment to paid in capital	$(318)

(k)	Reflects the elimination of Cardtronics’ historical accumulated other comprehensive loss balance.

The adjustments to the Pro Forma Statement of Operations for the year ended December 31, 2020 are as follows:

(l)	Reflects the elimination of the impact of revenue and cost transactions between NCR and Cardtronics.

(m)	Reflects the elimination of Cardtronics’ historical amortization of intangible assets and to record expense for the estimated intangible assets related to the Cardtronics Acquisition.

In millions	Income statement location	For the year ended December 31, 2020
Elimination of Cardtronics’ historical amortization of intangible assets	Amortization of intangible assets	$(32)
Estimated amortization expense for intangible assets	Cost of Services	$55
Estimated amortization expense for intangible assets	Selling, general and administrative	$101

(n)	Reflects the elimination of the amortization of the deferred sales commissions of $3 million for the year ended December 31, 2020.

(o)

Reflects the elimination of Cardtronics’ historical stock compensation expense and the stock compensation expense for the post-combination expense from the replacement awards issued as of the closing date of the Cardtronics Acquisition for the year ended December 31, 2020.

In millions	Income statement location	For the year ended December 31, 2020
Elimination of Cardtronics’ historical stock compensation expense	Cost of services	$(1)
Elimination of Cardtronics’ historical stock compensation expense	Selling, general and administrative expenses	$(21)
Post-combination stock compensation expense for the replacement awards	Cost of services	$1
Post-combination stock compensation expense for the replacement awards	Selling, general and administrative expenses	$17

NCR CORPORATION

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

(p)	Reflects the elimination of Cardtronics’ historical amortization expense on software capitalization balances of $16 million for the year ended December 31, 2020.

(q)

Reflects the elimination of Cardtronics’ historical interest expense and amortization of deferring financing costs and record interest expense and amortization of deferred financing costs related to the new debt financing of the Cardtronics Acquisition described in (h) above.

In millions	Income statement location	For the year ended December 31, 2020
Elimination of Cardtronics’ historical interest expense	Interest Expense	$(30)
Elimination of Cardtronics’ historical amortization of deferred financing costs	Interest Expense	$(3)
Record estimated interest expense from new debt financings	Interest Expense	$82
Record estimated amortization of new deferred financing costs	Interest Expense	$7

The effective interest rates used to calculate the estimated interest expense from the new debt were LIBOR plus 2.5% for the term loan and revolver facilities and 4.0% for the bridge loan facility. A change in interest rates by 0.125% would increase or decrease the estimated interest expense by approximately $3 million.

(r)	Reflects the estimated transaction costs of the Cardtronics Acquisition and bank-related fees related to the new debt financing as described in Note 2 that are expected to be incurred.

In millions	Income statement location	For the year ended December 31, 2020
Estimated transaction costs	Selling, general and administrative expenses	$68
Estimated bank-related fee	Other income (expense), net	$17

(s)	Reflects the income tax expense (benefit) effects of the transaction accounting adjustments based on the applicable statutory rates associated with the respective adjustments.

7.    MANAGEMENT’S ADJUSTMENTS

Management expects that, following completion of the Cardtronics Acquisition, the post-acquisition company will realize certain cost savings as compared to the historical combined costs of NCR and Cardtronics operating independently. management’s adjustments, which are based on estimated cost savings as a result of the integration of personnel and the manner in which the post-acquisition company will be integrated and managed prospectively are not reflected in the Pro Forma Statement of Operations. Management is targeting to achieve approximately $120 million in annualized synergies primarily related to operating cost and selling, general and administrative savings within 18 months from the consummation of the Cardtronics Acquisition. Additionally, the Company estimates that the cost to achieve the annual synergies could be approximately $30 million.

Material limitations of these adjustments include not fully realizing the anticipated benefits, taking longer to realize these cost savings, or other adverse effects that NCR does not currently foresee. Cost savings expectations are inherently estimates that are difficult to predict and are necessarily speculative in nature, and there can be no assurance that NCR will achieve expected or any actual cost savings. A variety of factors could cause NCR not to realize some or all of the expected cost savings, including,

NCR CORPORATION

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

among others, delays in the anticipated timing of activities related to NCR’s cost savings programs, lack of sustainability in cost savings over time, unexpected costs associated with operating its business, NCR’s ability to reduce headcount and NCR’s ability to achieve the efficiencies contemplated by the cost savings initiative. Further, there may be additional charges incurred in achieving these cost savings for which management cannot determine the nature and amount as of the date hereof. Certain of the assumptions relate to business decisions that are subject to change, including, among others, NCR’s anticipated business strategies, NCR’s marketing strategies, NCR’s product development and licensing strategies and NCR’s ability to anticipate and react to business trends. Other assumptions relate to risks and uncertainties beyond NCR’s control, including, among others, the economic environment in which NCR operates and other developments in NCR’s industry as well as capital markets conditions from time to time. The actual results of implementing the various cost savings initiatives may differ materially from the estimates set forth herein if any of these assumptions prove incorrect. Moreover, NCR’s continued efforts to implement these cost savings may divert management attention from the rest of its business and may preclude NCR from seeking attractive new product opportunities, any of which may materially and adversely affect its business. These adjustments reflect all management’s adjustments that are, in the opinion of management, necessary to a fair statement of the Pro Forma Financial Statements presented.

Had the Cardtronics Acquisition been completed as of January 1, 2020, management estimates that operating costs and selling, general and administrative expenses of $90 million, on a pre-tax basis, would not have been incurred for the year ended December 31, 2020.

The tax effect has been calculated based on the applicable statutory rates to the aforementioned adjustments.

NCR CORPORATION

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

	For the year ended December 31, 2020
In millions, except per share amounts	Pro Forma Combined	Management’s Adjustment	As Adjusted
Income (loss) from continuing operations before income taxes	$(290)	$90	$(200)
Income (loss) from continuing operations	$(194)	$70	$(124)
Net income (loss)	$(266)	$70	$(196)
Income (loss) from continuing operations attributable to NCR common stockholders	$(226)	$70	$(156)
Net income (loss) attributable to NCR common stockholders	$(298)	$70	$(228)
Income (loss) per common share from continuing operations
Basic	$(1.76)		$(1.21)
Diluted	$(1.76)		$(1.21)
Net income (loss) per common share
Basic	$(2.32)		$(1.78)
Diluted	$(2.32)		$(1.78)
Weighted average common shares outstanding
Basic	128.4		128.4
Diluted	128.4		128.4